                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY
                                CSX Corporation
                      Medium-Term Notes Series B Due From
                    Nine Months or Longer from Date of Issue

                            DISTRIBUTION AGREEMENT

                                         April 22, 1998
Chase Securities Inc.
270 Park Ave.
New York, NY 10017

BancAmerica Robertson Stephens
231 South LaSalle Street, 18/th/ floor
Chicago, IL 60697

Credit Suisse First Boston Corporation
Eleven Madison Ave.
New York, NY 10010-3629

Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

Lehman Brothers Inc.
3 World Financial Center
New York, NY 10285

Merrill Lynch & Co.
World Financial Center; North Tower
New York, NY 10281-1310

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

NationsBanc Montgomery Securities LLC
100 North Tryon Street
Charlotte, NC 28255
NC1007-07-01

Salomon Brothers Inc
Seven World Trade Center
New York, NY 10048
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                                       2



Ladies and Gentlemen:

          CSX Corporation, a Virginia corporation (the "Company"), confirms its agreement with Chase Securities Inc., BancAmerica Robertson Stephens, Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch & Co., Morgan Stanley & Co. Incorporated, NationsBanc Montgomery Securities LLC and Salomon Brothers Inc (the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes Series B described herein (the "Notes"). The Notes are to be issued pursuant to an Indenture dated as of August 1, 1990 between the Company and The Chase Manhattan Bank, as trustee (the "Trustee") as supplemented by a First Supplemental Indenture dated as of June 15, 1991, a Second Supplemental Indenture dated as of May 6, 1997 and a Third Supplemental Indenture dated as of April 22, 1998 (as supplemented, the "Indenture"). As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $248,000,000 aggregate initial offering price (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign currencies or units of two or more currencies as the Company shall designate at the time of issuance) of Notes through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to one or more of the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

          This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchasers, and (as may from time to time be agreed to by the Company and an Agent) to an Agent as principal for resale to purchasers. In addition, the Company reserves the right to sell Notes directly to investors, and solicit and accept offers to purchase Notes directly from investors from time to time on its own behalf.

          The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement (No. 33-41236) and a registration statement (No. 33-48841), both on Form S-3 for the registration of debt securities, including the Notes, warrants to purchase debt securities and currency warrants, under the Securities Act of 1933, as amended (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statements have been declared effective by the SEC and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statements (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included as an exhibit) and the prospectus constituting a part of Registration Statement No. 33-48841, and any prospectus supplement relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the
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                                       3

"1934 Act") or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

SECTION 1.  Appointment as Agents.
            ---------------------

            (a)  Appointment of Agents.  Subject to the terms and conditions
                 ---------------------
stated herein, and subject to the reservation by the Company of the right to sell Notes directly to investors, and to solicit and accept offers to purchase Notes directly from investors from time to time on its own behalf, the Company hereby appoints the Agents as the exclusive agents for the purpose of soliciting purchases of the Notes from the Company by others and agrees that whenever the Company determines to sell Notes directly to an Agent as principal for resale to others, it will enter into a Terms Agreement (hereafter defined) relating to such sale in accordance with the provisions of Section 3(b) hereof. The Agents are not authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes. The Company agrees that, during the period the Agents are acting as the Company's agents hereunder, the Company will not appoint other agents to act on its behalf, or to assist it, in the placement of the Notes.

            (b)  Best Efforts Solicitations; Right to Reject Offers.  Upon
                 --------------------------------------------------
receipt of instructions from the Company, each Agent will use its best efforts to solicit purchases of such principal amount of the Notes as the Company and such Agent shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by such Agent. An Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes made to it, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

            (c)  Solicitations as Agent; Purchases as Principal.  In soliciting
                 ----------------------------------------------
purchases of the Notes on behalf of the Company, each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. No Agent shall have any liability to the Company if any such purchase is not consummated for any reason. No Agent shall have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made pursuant to a Terms Agreement in accordance with Section 3(b) hereof.

            (d)  Delayed Delivery Contracts.  The Company authorizes the Agents
                 --------------------------
to solicit offers to purchase Notes pursuant to delayed delivery contracts (the "Contract Notes") substantially in the form of Exhibit D attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Upon execution of a Delayed Delivery Contract by the Company, the Company will pay the Agent which arranged such contract as compensation the fee set forth in Schedule A hereto in respect of the principal amount of Contract Notes purchased as a result of solicitations made by such Agent. The Company will make Delayed Delivery Contracts in all cases where sales of Contract Notes arranged by the Agents have been approved by the Company. The Agents will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

            (e)  Reliance.  The Company and the Agents agree that any Notes the
                 --------
placement of which an Agent arranges shall be placed by such Agent, and any Notes purchased by an Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.  Representations and Warranties.
            ------------------------------

            (a)  Representations and Warranties.  The Company represents and
                 ------------------------------
warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through such Agent as agent or to such Agent as principal), as of the date of each delivery of Notes (whether through such Agent as agent or to an Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of the times referred to in Section 7(b) hereof (each a "Representation Date") as follows:

            (i)  Registration Statement and Prospectus.  At the time the
                 -------------------------------------
     Registration Statement became effective, the Registration Statement complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective and any Annual Report on Form l0-K is filed by the Company with the SEC and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof, does not, and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of an Agent expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which constitutes the Trustee's Statement of Eligibility and Qualification under the 1939 Act ("Form T-1").

            (ii)   Incorporated Documents.  The documents incorporated by
                   ----------------------
     reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

            (iii)  Material Changes.  Since the respective dates as of which
                   ----------------
     information is given in the Registration Statement and Prospectus, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

            (iv)   Ratings.  The Medium-Term Note Program under which the Notes
                   -------
     are issued (the "Program"), as well as the Notes, are rated BBB by Standard & Poor's Ratings Services, or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section 4(a) hereof.

            (b)    Additional Certifications.  Any certificate signed by any
                   -------------------------
officer of the Company and delivered to an Agent or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to an Agent as principal shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3.  Solicitations as Agent; Purchases as Principal.
            ----------------------------------------------

            (a) Solicitations as Agent.  On the basis of the representations and
                ----------------------
warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Company, to use its best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

            The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will immediately suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

            The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto. Without the prior approval of the Company, no Agent may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

            The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the Agents and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of U.S. $1,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

            (b) Purchases as Principal.  Each sale of Notes to an Agent as
                ----------------------
principal shall be made in accordance with the terms contained herein and pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below between the relevant Agent and the Company) is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall, as between the Company and the Agent that is party to a Terms Agreement, be deemed to include any applicable Terms Agreement between the Company and such Agent. Each such Terms Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission sent by the Company to the applicable Agent) or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company contained herein and shall be subject to the terms and conditions set forth herein. Each Terms Agreement shall specify the principal amount of Notes to be purchased by an Agent pursuant thereto, the price to be paid to the Company for such Notes, the time and place of delivery of and payment for such Notes and such other provisions (including further terms of the Notes) as may be mutually agreed upon. Unless expressly authorized by the Company pursuant to the Terms Agreement, no Agent is authorized to utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Terms Agreement shall also specify the requirements for any opinion of counsel, officer's certificate or comfort letter to be delivered by, or on behalf of, the Company.

            (c)  Administrative Procedures.  Administrative procedures with
                 -------------------------
respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.  Covenants of the Company
            ------------------------

            The Company covenants with the Agents as follows:

            (a)  Notice of Certain Events. The Company will notify the Agents as
                 ------------------------
soon as reasonably practicable (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus and (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus. The Company will notify the Agents immediately of (x) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (y) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and
(z) any change in the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company, or the public announcement by any nationally recognized statistical rating organization that is has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (b)  Notice of Certain Proposed Filings.  The Company will not amend
                 ----------------------------------
or supplement the Registration Statement or Prospectus (other than (i) by filing documents under the 1934 Act which are incorporated by reference therein or (ii) an amendment or supplement providing solely for a change in the interest rates of Notes or other terms of Notes commonly included in a pricing supplement), without having previously advised and furnished to the Agents copies of any such amendment or supplement to which the Agents, on advice from counsel, have not reasonably objected within a reasonable period of time (it being understood and agreed that the Agents will receive such copies in confidence and that such copies will not be disseminated outside the Agents' offices or within the Agents' offices to anyone other than those persons having a need to know such information in connection with the performance of the Agents' services under this Agreement). The Company will furnish the Agents with copies of filings pursuant to the 1934 Act on or after the date of such filing.

            (c)  Copies of the Registration Statement and the Prospectus.  The
                 -------------------------------------------------------
Company will deliver to each Agent as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as such Agent may reasonably request. The Company will furnish to each Agent as many copies of the Prospectus (as amended or supplemented) as such Agent shall reasonably request so long as such Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

            (d)  Revisions of Prospectus -- Material Changes.  Except as
                 -------------------------------------------
otherwise provided in subsection (k) of this Section 4 and Section 11(c) hereof, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents and to cease sales of any Notes an Agent may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

            (e)  Prospectus Revisions -- Periodic Financial Information. Except
                 --------------------    ------------------------------
as otherwise provided in subsections (b) and (k) of this Section 4, on or prior to the date on which there shall be released to the general public preliminary interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year (the "Flash Earnings Report"), the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented as soon as reasonably practicable thereafter to include or incorporate by reference capsule financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations. The Agents shall, upon the request of the Company, suspend solicitation of purchases of the Notes for the period from the release of the Flash Earnings Report until the Company has caused the Prospectus to be amended or supplemented to include or incorporate by reference such information and the Company will not accept any offer to purchase Notes during such period.

            (f)  Prospectus Revisions -- Audited Financial Information.  Except
                 -----------------------------------------------------
as otherwise provided in subsection (k) of this Section 4, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent auditors with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

            (g)  Earnings Statements.  The Company will make generally available
                 -------------------
to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

            (h)  Blue Sky Qualifications.  The Company will cooperate with the
                 -----------------------
Agents, in arranging for the qualification of the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process, qualify as a foreign corporation in any jurisdiction in which it is not so qualified or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

            (i)  1934 Act Filings.  The Company, during the period when the
                 ----------------
Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed by it with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

            (j)  Stand-Off Agreement.  If required pursuant to the terms of a
                 -------------------
Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the relevant Agent's prior consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such Terms Agreement, commercial paper sold in the ordinary course of business and private sales of debt securities exempt from registration under the 1933 Act other than pursuant to Rule 144A thereunder).

            (k)  Suspension of Certain Obligations.  The Company shall not be
                 ---------------------------------
required to comply with the provisions of subsection (b) (to the extent that subsection (b) requires the Company to furnish to the Agents prior to filing documents proposed to be filed pursuant to the 1934 Act), (c), (d), (e) or (f) of this Section 4 during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) no Agent shall then hold any Notes as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with an Agent.

SECTION 5.  Conditions of Obligations.
            -------------------------

            The obligations of the Agents to solicit offers to purchase the Notes as agents of the Company, the obligations of any purchasers of the Notes sold through an Agent as agent, and any obligation of an Agent to purchase Notes pursuant to a Terms Agreement will be subject to the accuracy, as of each Representation Date, of the representations and warranties on the part of the Company herein and to the accuracy, as of each Representation Date, of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

          (a)  Legal Opinions.  On the date hereof, the Agents shall have
               --------------
     received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

               (1)  Opinions of Company Counsel. (A) The opinion of any General
                    ---------------------------
          Counsel or Assistant General Counsel of the Company, to the effect that:

                    (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Virginia.

                    (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                    (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise.

                    (iv) Each subsidiary of the Company that is a significant subsidiary (each a "Significant Subsidiary") as defined in Rule 405 of Regulation C of the 1933 Act Regulations has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and, to the best of such counsel's knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and, except for directors' qualifying shares, is owned by the Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

                    (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, except for a filing of a prospectus under Rule 424 and such as may be required under state securities laws.

                    (vi) The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Significant Subsidiary or any of their properties or, to the best of such counsel's knowledge, any agreement or instrument known to such counsel to which the Company or any such Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the properties of the Company or any Significant Subsidiary is subject, or the charter or by-laws of the Company or any Significant Subsidiary, and the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement.

                    (vii) Each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations thereunder.

               In addition, such counsel shall state (the "Additional Statements") that he or she has participated in conferences with officers and other representatives of the Company, representatives of Ernst & Young LLP, independent auditors for the Company, and the representatives of the Agents and Counsel for the Agents, at which the contents of the Registration Statement, the Prospectus and any amendment thereof or supplement thereto and related matters were discussed and although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, no facts have come to the attention of such counsel which would lead such counsel to believe (A) that the Registration Statement and the Prospectus included therein (other than the historical, pro forma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein or omitted therefrom, and Form T-1, in each case as to which no opinion need be rendered), as of the date of filing of the Company's Annual Report on Form 10-K for the fiscal year ended

          December 26, 1997, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (B) that the Prospectus as amended or supplemented on date of the Prospectus and the date of such opinion (other than historical, pro forma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein or omitted therefrom, in each case as to which no opinion need be rendered) contains or contained any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (B) The opinion of McGuire, Woods, Battle & Boothe LLP, counsel to the Company, to the effect that:

                    (i) This Agreement has been duly authorized, executed and delivered by the Company.

                    (ii) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

                    (iii) The Notes are in due and proper form, have been duly authorized for issuance, offer and sale pursuant to this Agreement, and when the terms of a particular Note and of the issue and sale thereof have been duly authorized and established in conformity with the Indenture and such Note has been duly completed, executed, authenticated and issued in accordance with the Indenture and the Action of Authorized Pricing Officers and delivered against payment therefor as contemplated by this Agreement, such Note will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States, and each holder of Notes will be entitled to the benefits of the Indenture.

                    (iv)   The Indenture is qualified under the 1939 Act.

                    (v) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act nor proceedings therefor initiated or threatened by the SEC.

                    (vi) At the time the Registration Statement became effective, the Registration Statement (other than the historical, pro forma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein or omitted therefrom and Form T-1, in each case as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations promulgated thereunder.

                    (vii) The statements in the Prospectus under the captions "Description of Debt Securities", "Description of Debt Warrants", "Description of Currency Warrants", "Description of Notes" and "Special Provisions Relating to Foreign Currency Notes", insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions.

                    (viii) The information contained in the Prospectus under the caption "United States Taxation", to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

               In addition, subject to such counsel's customary qualifications about the scope of its obligations in connection with its participation in the preparation of documents, such counsel shall make the Additional Statements.

               In rendering such opinion, McGuire, Woods, Battle & Boothe LLP may (A) assume that the Notes and the Indenture are governed by Virginia law and (B) rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Except as otherwise set forth herein, all references in this Section 5(a)(1)(B) to the Prospectus shall be deemed to include any amendment or supplement thereto as of the date of such opinion.

               (2)   Opinion of Counsel to the Agent.  The opinion of Shearman &
                     -------------------------------
          Sterling ("Counsel to the Agents") shall cover such matters as shall reasonably be requested by the Agents. In addition, such counsel shall make the Additional Statements.

          (b)  Officer's Certificate.  At the date hereof the Agents shall have
               ---------------------
     received a certificate of the Chairman of the Board, the President, an Executive Vice President or the Managing Director--Corporate Finance and another person who is the principal financial or accounting officer of the Company, or in their absence, other proper officers of the Company satisfactory to the Agents, substantially in the form of Exhibit B hereto and dated as of the date hereof, to the effect that, to the best of such officer's knowledge, (i) the representations and warranties of the Company contained in Section 2 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate, (ii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

          (c)  Comfort Letter.  On the date hereof, the Agents shall have
               --------------
     received a letter from Ernst & Young, dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

               (i) They are independent auditors with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

               (ii) In their opinion, the consolidated financial statements of the Company audited by them and included in the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1997 and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the related published rules and regulations thereunder.

               (iii) They have performed specified procedures, not constituting an audit, including a reading of the unaudited interim consolidated financial statements included or incorporated by reference in the Prospectus and the latest available interim consolidated financial statements of the Company, a reading of the minute books of the Company since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company responsible for financial and accounting matters with respect to the unaudited interim consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus and the latest available unaudited interim consolidated financial statements of the Company and such other inquiries and procedures as may be specified in such letter carried out to a specified date not more than five days prior to the date hereof, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited interim consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or were not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference therein or that the latest available interim consolidated financial statements of the Company are not stated on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, or (B) at the date of the latest available balance sheet read by such independent auditors, there were any net decreases in the consolidated shareholders' equity of the Company or any increase in consolidated long-term debt of the Company in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus or, for the period from the date of the latest income statement included or incorporated by reference in the Prospectus to the date of the latest available income statement read by such independent auditors there were any net changes, as compared with the corresponding period of the previous year, in the consolidated operating revenues except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company.

               (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause
          (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are derived from accounting records of the Company and which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting records of the Company and its subsidiaries identified in such letter.

          (d)  Other Documents.  On the date hereof and on each Settlement Date
               ---------------
     with respect to any applicable Terms Agreement, Counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Agents and to Counsel to the Agents.

          If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of an Agent, any applicable Terms Agreement) may be terminated by the Agents or, as to any Agent, by such Agent, by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(g) hereof, the provisions concerning payment of expenses under Section 9 hereof, the indemnity and contribution agreement set forth in
Section 8 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 10 hereof and the provisions set forth under "Parties" of Section 14 hereof shall remain in effect.

SECTION 6.Delivery of and Payment for Notes Sold through the Agents.
          ---------------------------------------------------------

          Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the relevant Agent shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has already paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7. Additional Covenants of the Company.
           -----------------------------------

           The Company covenants and agrees with the Agents that:

           (a)  Reaffirmation of Representations and Warranties.  Each
                -----------------------------------------------
     acceptance by it of an offer for the purchase of Notes (whether through such Agent as agent or to such Agent as principal), and each delivery of Notes (whether through such Agent as agent or to an Agent as principal), shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct as of each such Representation Date, and an undertaking to such Agent that such representations and warranties will be true and correct at the time of delivery of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such Representation Date (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented).

           (b)  Subsequent Delivery of Certificates.  Each time that the
                -----------------------------------
     Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates or other terms of Notes commonly included in a pricing supplement, and, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes), or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement), the Company shall promptly furnish or cause to be furnished to the Agents a certificate dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

          (c)  Subsequent Delivery of Legal Opinions.  Each time that the
               -------------------------------------
     Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates or other terms of Notes commonly included in a pricing supplement or similar changes or solely for the inclusion of additional financial information, and, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K or Quarterly Report on Form 10-Q), the Company shall promptly furnish or cause to be furnished to the Agents a written opinion of a General Counsel or any Assistant General Counsel of the Company or other counsel satisfactory to the Agents, dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Section 5(a)(1) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall furnish the Agents with a letter substantially in the form of Exhibit C hereto to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

          (d)  Subsequent Delivery of Comfort Letters.  Each time that the
               --------------------------------------
     Registration Statement or the Prospectus shall be amended or supplemented to include additional historical financial information derived from the accounting records of the Company or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information (other than (i) a Current Report on Form 8-K containing solely information under Item 5 of the Information to be included in the Report and (ii) the Form 10-Q for the quarter ended March 27, 1998 provided that such Form 10-Q is filed with the SEC on or about April 24, 1998), the Company shall cause Ernst & Young forthwith to furnish the Agents a letter, dated the date of filing of such amendment, supplement or document with the SEC, in form reasonably satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Ernst & Young may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.

SECTION 8. Indemnification and Contribution.
           --------------------------------

           (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent, if any, specifically for use therein. The Company acknowledges that the statements set forth in the first sentence of the last paragraph of text on the cover page of the Prospectus Supplement dated April 22, 1998 (the "Prospectus Supplement ") and the second paragraph of text on page S-2 of the Prospectus Supplement and the sixth full paragraph of text under the caption "Supplemental Plan of Distribution" in the Prospectus Supplement, concerning activities of the Agents that may stabilize or maintain the price of the Notes (the "Furnished Information") constitute the only information furnished in writing by or on behalf of the Agents for inclusion in the Prospectus.

           (b) Each Agent severally agrees that it will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Agent, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. The Company acknowledges that the only information furnished in writing by or on behalf of the Agents for inclusion in the Prospectus is the Furnished Information.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability the indemnification obligation provided under subsection (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsection (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), however, the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel only if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise, or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

          (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then the Company and the Agent [who sold the Notes which are the subject of the claim for which contribution is to be made] shall contribute to the aggregate losses, claims, damages and liabilities referred to in subsection (a) or (b) above (collectively, the "Losses") (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the applicable Agent on the other from such offering of the Notes or (ii) if the allocation provided by clause (i) above is unavailable for any reason, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the applicable Agent on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the applicable Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Notes which are the subject of the claim for which contribution is to be made sold to or through such Agent (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Agent in connection with such sale. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or an Agent, the intent of the parties, and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes which are the subject of the claim for which contribution is to be made sold to or through such Agent were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to
contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations in this subsection (d) to contribute are several in proportion to the total price at which Notes which are the subject of the claim for which contribution is to be made sold to or through each Agent were offered to the public and not joint.

             (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of the Agents under this Section 8 shall be in addition to any liability which the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statements and to each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act.

SECTION 9.   Payment of Expenses.
             -------------------

             The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

             (i) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

             (ii)  The preparation, filing and reproduction of this Agreement;

             (iii) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

             (iv) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any Calculation Agent or Exchange Rate Agent;

             (v) The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

             (vi) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

             (vii) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

             (viii) The preparation, printing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

             (ix) Any fees charged by rating agencies for the rating of the Notes;

             (x) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.; and

             (xi) Any reasonable advertising and other reasonable out-of-pocket expenses of the Agents incurred with the approval of the Company.

SECTION 10.  Representations, Warranties and Agreements to Survive Delivery.
             --------------------------------------------------------------

             The respective representations, warranties and agreements of the Company or its officers and of the Agents contained in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and shall survive each delivery of and payment for any of the Notes.

SECTION 11.  Termination.
             -----------

             (a) Termination of this Agreement.  This Agreement (excluding any
                 -----------------------------
Terms Agreement) may be terminated for any reason, at any time by either the Company or an Agent, as to itself, upon the giving of written notice of such termination to the other party hereto.

             (b) Termination of a Terms Agreement.  The Agent party to a Terms
                 --------------------------------
Agreement (or any purchaser of a Note sold through an Agent as agent) may terminate such Terms Agreement (or such purchaser's obligation), immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto if (i) there has been, since the date of such Terms Agreement (or agreement to purchase) or since the respective dates as of which information is given in the Prospectus, any change, or any development involving a prospective change, in or affecting particularly the financial condition, business or properties of the Company or its subsidiaries which, in the judgment of such Agent, materially impairs the investment quality of the Notes, (ii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other national or international calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of such Agent, impracticable or inadvisable to proceed with the offering or delivery of the Notes, (iii) trading in any securities of the Company has been suspended by the SEC or the New York Stock Exchange, or if trading generally on the New York Stock Exchange shall have been suspended or materially limited or minimum prices for trading have been fixed on such exchange, (iv) if a banking moratorium shall have been declared by either federal or New York State authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable or (v) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

          (c)  General.  In the event of any such termination, no party will
               -------
have any liability to the other party hereto, except that (i) an Agent shall be entitled to any commission earned in accordance with the third paragraph of
Section 3(a) hereof, (ii) if at the time of termination (a) an Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof and the provisions of Section 5 hereof, shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(g) hereof, the indemnity and contribution agreements set forth in Section 8 hereof and the provisions of Sections 9, 10 and 14 hereof shall remain in effect.

SECTION 12.  Notices.
             -------

             Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

             If to the Company:

                   CSX Corporation
                   One James Center
                   901 East Cary Street
                   Richmond, Virginia  23219
                   Attention:  David D. Owen

                            Managing Director--Corporate Finance
                Telephone:  (804) 782-1428
                Telecopier: (804) 783-1346

           If to Agents:

                Chase Securities Inc.
                270 Park Ave.
                New York, NY 10017
                Attention: Medium-Term Note Desk
                Telephone:  (212) 834-4421
                Telecopier: (212) 834-6081

                BancAmerica Robertson Stephens
                231 South LaSalle Street, 18/th/ floor
                Chicago, IL 60697
                Attention: Matthew Carey - MTN Product Management
                Telephone:  (312) 828-2860
                Telecopier: (312) 974-8936

                Credit Suisse First Boston
                Eleven Madison Ave.
                New York, NY 10010-3629
                Attention: Short and Medium Term Finance
                Telephone:  (212) 325-7198
                Telecopier: (212) 325-8183

                Goldman, Sachs & Co.
                85 Broad Street
                New York, NY 10004
                Attention: [Karen Robertson]
                Telephone:  (212) 902-8224
                Telecopier: (212) 422-9458

                Lehman Brothers Inc.
                3 World Financial Center; 12/th/ floor
                New York, NY 10285
                Attention: Medium-Term Notes
                Telephone:  (212) 528-7857
                Telecopier: (212) 528-8074

                Merrill Lynch & Co.

                World Financial Center; North Tower
                New York, NY 10281-1310
                Attention: Medium-Term Note Product Management
                Telephone: (212) 449-7476
                Telecopier: (212) 449-2234

                Morgan Stanley & Co. Incorporated
                1585 Broadway - 2/nd/ floor
                New York, NY 10036
                Attention: Manager - Continuously Offered Products
                Telephone:  (212) 761-4000
                Telecopier: (212) 761-0780

                With a copy to:
                Morgan Stanley & Co. Incorporated
                1585 Broadway - 34/th/ Floor
                New York, NY 10036
                Attention: Peter Cooper, Investment Banking Information Center
                Telephone: (212) 761-8385
                Telecopier: (212) 761-0260

                NationsBanc Montgomery Securities LLC
                100 North Tryon Street
                Charlotte, NC 28255
                NC1007-07-01
                Attention: Continuously Offered Products
                Telephone:  (704) 386-6616
                Telecopier: (704) 388-9939

                Salomon Brothers Inc
                Seven World Trade Center
                New York, NY 10048
                Attention:  Medium-Term Note Department
                Telephone: (212) 783-5907
                Telecopier: (212) 783-2043

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 12.

SECTION 13.  Governing Law.
             -------------

             This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in New York.

SECTION 14.  Parties.
             -------

             This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in
Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.  Counterparts.
             ------------

             This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

SECTION 16.  Headings.
             --------

             The section headings are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                                         Very truly yours,

                                         CSX CORPORATION


                                         By:/s/ David D. Owen
                                            -------------------------------
                                            Name:
                                            Title:


Accepted:


CHASE SECURITIES INC.


By: /s/ John W. Judson
    ---------------------------
    Name: John W. Judson
    Title: Managing Director

BANCAMERICA ROBERTSON STEPHENS


By: /s/ James Baldini
    ---------------------------
    Name: James Baldini
    Title: Managing Director

CREDIT SUISSE FIRST BOSTON
CORPORATION


By: /s/ Helena M. Willner
    ---------------------------
    Name: Helena M. Willner
    Title: Vice President

GOLDMAN, SACHS & CO.


By: [SIGNATURE]
    -----------------------------------
    Name:
    Title:

LEHMAN BROTHERS INC.


By: /s/ M. Antonia Paterno-Castello
    -------------------------------
    Name: M. Antonia Paterno-Castello
    Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


By: /s/ Scott G. Primrose
    -------------------------------
    Name: Scott G. Primrose
    Title: Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED


By: /s/ Harold J. Hendershot III
    -------------------------------
    Name: Harold J. Hendershot III
    Title: Vice President

NATIONSBANC MONTGOMERY SECURITIES LLC


By: /s/ Lynn T. McConnell
    -------------------------
   Name: Lynn T. McConnell
   Title: Managing Director

SALOMON BROTHERS INC


By: /s/ Fred Larsen
    -------------------------
   Name: Fred Larsen
   Title: Director

                                  SCHEDULE A


          As compensation for the services of an Agent hereunder, the Company shall pay it, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                  PERCENT OF
MATURITY RANGES                               PRINCIPAL AMOUNT
---------------                               ----------------
From 9 months but less than 1 year.......        .125%

From 1 year but less than 18 months......        .150

From 18 months but less than 2 years.....        .200

From 2 years but less than 3 years.......        .250

From 3 years but less than 4 years.......        .350

From 4 years but less than 5 years.......        .450

From 5 years but less than 6 years.......        .500

From 6 years but less than 7 years.......        .550

From 7 years but less than 10 years......        .600

From 10 years but less than 15 years.....        .625

From 15 years but less than 20 years.....        .700

From 20 years to 30 years(1).............        .750
-----------

(1) Commission for the sale of Notes with a maturity in excess of 30 years shall be determined by mutual agreement of the Company and the applicable Agent.

                                                                       EXHIBIT A
                                                                       ---------

          The following terms, if applicable, shall be agreed to by an Agent and the Company pursuant to each Terms Agreement:

          Principal Amount:  $________
            (or principal amount of foreign currency)

          Interest Rate:
            If Fixed Rate Note, Interest Rate:

          If Floating Rate Note:
            Interest Rate Basis:
            Initial Interest Rate:
            Initial Interest Reset Date:
            Spread or Spread Multiplier, if any:
            Interest Rate Reset Month(s):
            Interest Payment Month(s):
            Index Maturity:
            Maximum Interest Rate, if any:
            Minimum Interest Rate, if any:
            Interest Rate Reset Period:
            Interest Payment Period:
            Interest Payment Date:
            Calculation Agent:

          If Redeemable at the Option of the Company:
            Initial Redemption Date:
            Initial Redemption Percentage:
            Annual Redemption Percentage Reduction:

          If Repayment at the Option of the Holder:
            Repayment Date:
            Repayment Percentage:
            Date of Maturity:
            Purchase Price:  _____%:
            Settlement Date and Time:
            Currency of Denomination:
            Denominations (if currency is other than U.S. dollar):
            Currency of Payment:
            Additional Terms:

Also, agreement as to whether the following will be required:

          Officer's Certificate of the same tenor as the certificate referred to in Section 7(b) of the Distribution Agreement.
          Legal Opinion of the same tenor as the legal opinion referred to in
           Section 7(c) of the Distribution Agreement.
          Comfort Letter of the same tenor as the legal opinion referred to in
           Section 7(d) of the Distribution Agreement.
          Stand-off Agreement pursuant to Section 4(j) of the Distribution
           Agreement.

                                                                       EXHIBIT B
                                                                       ---------

                         FORM OF OFFICERS' CERTIFICATE
                         -----------------------------

                                CSX CORPORATION

     We, [authorized officers' names], [titles] of CSX Corporation, a Virginia corporation (the "Company"), pursuant to Section 5(b) of the Distribution Agreement dated April __, 1998 (the "Distribution Agreement") between the Company and Chase Securities Inc., BancAmerica Robertson Stephens, Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch & Co., Morgan Stanley & Co. Incorporated, NationsBanc Montgomery Securities LLC and Salomon Brothers Inc hereby certify that, to the best of our knowledge, after reasonable investigation:

          1.  The representations and warranties of the Company contained in
Section 2 of the Distribution Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the date hereof;

          2. The Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof; and

          3. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Securities and Exchange Commission.

          IN WITNESS WHEREOF, we have hereunto signed our names.
Dated: _____________, ____

                                    _____________________________
                                    [Title]


                                    _____________________________
                                    [Title]

                                                                       EXHIBIT C
                                                                       ---------


                                              _______________, 19__


[Agents]



          Re:  CSX Corporation Medium-Term Notes
               ---------------------------------

Ladies and Gentlemen:

          [I] We have delivered an opinion to you dated __________, 19__ as counsel to CSX Corporation (the "Company"), pursuant to Section 5(a) of the Distribution Agreement, dated as of _____________ ___, 19__ among the Company and you, as Agent[s]. You may continue to rely upon such opinion as if it were dated as of this date except that all statements and opinions contained therein shall be deemed to relate to the Registration Statement and Prospectus as amended and supplemented to this date.

          This letter is delivered to you pursuant to [Section 7(c) of the Distribution Agreement] [Section __ of the Terms Agreement, dated as of _______, between the Company and you].

                                               Very truly yours,

                                                                       EXHIBIT D
                                                                       ---------

          (Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than __:00 A.M., New York time, on __________, 19___.)

                           DELAYED DELIVERY CONTRACT
                           -------------------------

                                                     [Insert date of offering of
                                                          Securities to be sold]


CSX Corporation
 c/o [Insert name and address
    of Agents]
 Attention:

Ladies and Gentlemen:

          The undersigned hereby agrees to purchase from CSX Corporation, a Virginia corporation (the "Company"), and the Company agrees to sell to the undersigned, as of the date hereof, for delivery on __________________, 19___ (the "Delivery Date"), $___________ principal amount of the Company's __________________________ (hereinafter called the "Notes"), offered by the Company's Prospectus, dated ____________, 19__, as supplemented by a Prospectus Supplement, dated ____________, 19__, and a Pricing Supplement, dated ____________, 19__, acknowledged, at ____% of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract (this "Contract").

          Payment for the Notes which the undersigned has agreed to purchase for delivery on the Delivery Date shall be made to the Company or its order in immediately available funds in [Richmond, Virginia], at 10:00 A.M., [Richmond] time, at _______________________ on the Delivery Date upon delivery to [the undersigned] of the Notes to be purchased by the undersigned [in definitive form] and in such denominations [and registered in such names] as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

          It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on the Delivery Date shall be subject only to the condition that investment in the Securities shall not at the Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject.

          The undersigned represents that its investment in such Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

          This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

          This Contract may be executed by either of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          It is understood that the acceptance of any Delayed Delivery Contract (including this Contract) is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                        Yours very truly,

                                        _________________________________
                                             (Name of Buyer)

                                        By:______________________________

                                        _________________________________
                                          (Name and Title of Signatory)

                                        _________________________________

                                        _________________________________
                                         (Address of Buyer)

Accepted, as of the date
first above written

CSX CORPORATION

By:_______________________

__________________________
(Title)